EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement is dated as of May 3, 2000 (this "Agreement"), between Kos Pharmaceuticals, Inc., a Florida corporation (the "Company"), and DuPont Pharmaceuticals Company, a Delaware general partnership ("Purchaser").

         A. The Company and Purchaser have entered into that certain Copromotion and Future Development Agreement dated the date hereof (the "Copromotion Agreement") relating to the copromotion of the Company's Product (as defined in the Copromotion Agreement).

         B. In connection with, and as a condition of the Company and Purchaser entering into, the Copromotion Agreement, the Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, shares of the Company's common stock, par value $.01 per share (the "Common Stock"), on the terms and subject to the conditions set forth in this Agreement.

         C. In connection with, and as a condition of the Company and Purchaser entering into, the Copromotion Agreement, the Company desires to grant Purchaser the option to purchase from the Company certain additional shares of the Company's Common Stock, on the terms and subject to the conditions set forth in this Agreement.

         D. In connection with, and as a condition of the Company and Purchaser entering into, the Copromotion Agreement and this Agreement, the Company and Purchaser intend to enter into that certain Registration Rights Agreement (the "Registration Rights Agreement").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                   Article 1

                        Purchase and Sale of Common Stock

         1.1 Purchase and Sale of the Shares. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Company at the Closing (as hereinafter defined), 1,250,000 shares of the Company's Common Stock (the

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"Shares") at a purchase price of $16.00 per share, for an aggregate purchase price for the Shares of $20,000,000 (the "Purchase Price"). The number of Shares was determined by dividing (i) the Purchase Price by (ii) the average closing price of a share of Common Stock as quoted on the Nasdaq National Market for the sixty consecutive trading days immediately preceding the date of this Agreement (rounded up to the nearest whole dollar).

         1.2 Purchase of Additional Shares.

                  (a) Subject to the terms and conditions hereof, upon the Company's receipt from the U.S. Food and Drug Administration (the "FDA") of marketing clearance for the Product (the "Additional Closing Event"), the Company hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Company at the Additional Closing (as hereinafter defined), the number of shares of Common Stock (the "Additional Shares") determined by dividing (i) $5,000,000 by (ii) the average closing price of a share of Common Stock as quoted on the Nasdaq National Market (or such other exchange or market on which the Company's Common Stock is then traded) for the sixty consecutive trading days which immediately precede the date of the Additional Closing Event, at such price per share, for an aggregate purchase price for the Additional Shares of $5,000,000 (the "Additional Shares Purchase Price").

                  (b) The Company shall provide Purchaser with written notice (the "Additional Closing Event Notice") of the occurrence of the Additional Closing Event within 3 business days of the occurrence thereof.

                  (c) In the event that, prior to issuance and sale of the Additional Shares, there shall be an increase or decrease in the number of issued shares of Common Stock of the Company as a result of a subdivision, split, reclassification, consolidation of shares or the like, the number of Additional Shares shall be adjusted so that the adjusted number of such shares shall be the substantial equivalent of the number of Additional Shares prior to such change.

         1.3 Option Shares.

                  (a) Subject to the terms and conditions hereof, upon the occurrence of the Additional Closing Event, the Company hereby grants to Purchaser the option (the "Option"), exercisable in whole or in part at Purchaser's sole discretion, to purchase up to a number of shares of the Common Stock determined by dividing (i) $5,000,000 by (ii) the average of the high and low trading prices of a share of Common Stock as quoted on the Nasdaq National Market on the date of the Additional Closing Event (the "Option Shares") at such price per share, for an aggregate purchase price for the Option Shares of up to $5,000,000 (the "Option Shares Purchase Price").

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                  (b) The Option, or any portion of the Option, shall be
exercised by Purchaser only in accordance with the provisions of this Agreement. Purchaser shall give to the Company a written notice (the "Exercise Notice") on or before 5:00 p.m. (Miami time) on the 90th day following the Additional Closing Event that shall: (i) state the number of Option Shares with respect to which the Option is being exercised; and (ii) specify a date (other than a Saturday, Sunday or legal holiday) not less than five nor more than ten days after the date of such written notice, as the date on which the Option Shares will be purchased (the "Option Closing Date").

                  (c) In the event that, prior to issuance and sale of the Option Shares, there shall be an increase or decrease in the number of issued shares of Common Stock of the Company as a result of a subdivision, split, reclassification, consolidation of shares or the like, the number of Option Shares shall be adjusted so that the adjusted number of such shares shall be the substantial equivalent of the number of Option Shares prior to such change.

         1.4 Closings.

                  (a) The closing of the issuance and sale of the Shares (the "Closing") shall take place at the offices of Holland & Knight LLP, 701 Brickell Avenue, Miami, Florida 33131 at 10:00 a.m. (Miami time) on the date three business days following the satisfaction or waiver of all of the conditions precedent to the Closing set forth in Section 5.1 (the "Closing Date"), or at such other place, date and time as may be mutually agreed upon by the Company and Purchaser. As payment in full for the Shares being purchased by it at the Closing, Purchaser shall pay to the Company the Purchase Price by wire transfer. Upon the Purchaser's purchase of the Shares at the Closing, the Company shall issue and deliver to Purchaser a stock certificate or certificates in definitive form, registered in the name of Purchaser, representing the number of Shares purchased at the Closing.

                  (b) Subject to the terms of Section 1.2 and Article 5, the closing of the sale and purchase of the Additional Shares under this Agreement (the "Additional Closing") shall be held on the date specified by the Company and Purchaser within 10 days after the delivery of the Additional Closing Event Notice (the "Additional Closing Date") at the offices of Holland & Knight LLP, 701 Brickell Avenue, Miami, Florida 33131 at 10:00 a.m. (Miami time), or at such time and place as the Company and Purchaser may agree. As payment in full for the Additional Shares being purchased by it at the Additional Closing, Purchaser shall pay to the Company the Additional Shares Purchase Price by wire transfer. Upon the Purchaser's purchase of the Additional Shares at the Additional Closing, the Company shall issue and deliver to Purchaser a stock certificate or certificates in definitive form, registered in the name of Purchaser,

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representing the number of Additional Shares purchased at the Additional
Closing.

                  (c) Subject to the terms of Section 1.3 and Article 5, the closing of the sale and purchase of the Option Shares under this Agreement (the "Option Closing") shall be held on the Option Closing Date at the offices of Holland & Knight LLP, 701 Brickell Avenue, Miami, Florida 33131 at 10:00 a.m. (Miami time), or at such time and place as the Company and Purchaser may agree. As payment in full for the Option Shares being purchased by it at the Option Closing, Purchaser shall pay to the Company the Option Shares Purchase Price by wire transfer. Upon the Purchaser's purchase of the Option Shares at the Option Closing, the Company shall issue and deliver to Purchaser a stock certificate or certificates in definitive form, registered in the name of Purchaser, representing the number of Option Shares purchased at the Option Closing.

                                   Article 2

                              Additional Agreements

         2.1 Standstill. Notwithstanding any other provision of this Agreement, without the written consent of the Company, neither Purchaser nor any business entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Purchaser (its "Affiliates") will acquire beneficial ownership (which term shall include for the purposes of this Agreement, without limitation, direct or indirect ownership or any direct or indirect ability to influence voting in any manner, singly or as part of a partnership, limited partnership, syndicate or other "Group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any securities of the Company entitled to vote with respect to the election of any directors of the Company ("Voting Securities"), any security convertible into, exchangeable for or exercisable for or that may become any Voting Securities or any other right to acquire Voting Securities, other than the Shares, the Additional Shares, the Option Shares or shares of the Company's capital stock issuable in respect thereof, including as a result of a dividend, subdivision, split, reclassification, consolidation of shares or the like.

         2.2 Acts in Concert with Others; Agreement not to Control. Neither Purchaser nor its Affiliates shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, voting or disposing of Voting Securities.

         2.3 Restriction on Transfer of Voting Securities. Notwithstanding any other provision of this Agreement (including, without limitation, the provisions of Section 2.4), neither Purchaser nor its Affiliates shall dispose of beneficial

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ownership or voting control of any of the Shares or any right thereto (or any securities issuable in respect thereof) ("Transfer"), except as follows: (i) 375,000 Shares may be Transferred commencing on the date the Company receives from the FDA marketing clearance for the Product; (ii) 375,000 Shares may be Transferred commencing on the one year anniversary of the date the Company receives from the FDA marketing clearance for the Product; (iii) 500,000 Shares may be Transferred commencing on the date five years from the date hereof; (iv) the Additional Shares may be Transferred commencing on the date five years from the date hereof; (v) one-half of the Option Shares actually purchased by Purchaser under this Agreement may be Transferred commencing on the one year anniversary of the Option Closing Date; and (vi) one-half of the Option Shares actually purchased by Purchaser under this Agreement may be Transferred commencing on the date five years from the date hereof. In the event that there shall be an increase or decrease in the number of issued shares of Common Stock of the Company as a result of a subdivision, split, reclassification, consolidation of shares or the like, the number of Shares, Additional Shares and Option Shares in the preceding sentence shall be adjusted, as appropriate, so that the adjusted number of such shares shall be the substantial equivalent of the number of such Shares, Additional Shares or Option Shares prior to such change.

         2.4 Right of First Refusal. If Purchaser or any of its Affiliates desires to dispose of beneficial ownership of any or all of the Voting Securities beneficially owned by Purchaser or such Affiliate (the "Offered Stock"), Purchaser or such Affiliate shall first give written notice (a "Transfer Notice") thereof to the Company, identifying whether the transaction will occur on the open market or as a private transaction and the number of Voting Securities sought to be transferred. If the transaction is to be a private transaction, the Transfer Notice shall also identify the proposed transferee, the proposed purchase price (the "Offered Price"), if applicable, the terms of the proposed transaction including the proposed transaction date and a copy of any written offer or other writing setting forth the terms and conditions of the proposed transaction. Such Transfer Notice shall constitute an irrevocable offer by Purchaser or such Affiliate to sell all of the Offered Stock to the Company at the market price at the close of trading on the day the offer is accepted in writing by the Company or, if a private transaction is proposed, at the Offered Price and upon the same terms and conditions as Purchaser or such Affiliate is willing to dispose the Offered Stock to the proposed transferee. If a private transaction is proposed, to the extent the consideration proposed to be paid by the proposed transferee consists of property other than cash, the reasonable cash equivalent of such property, and the manner of determining the same, shall be stated in such Transfer Notice. Once given, a Transfer Notice may not be modified or amended except with the written consent of the Company. Within the five (5) business day period, or if a private transaction is proposed within the twenty-one (21) day period, following the giving of the Transfer Notice (the "Offer Period"), the Company may elect, by giving written notice of such election to

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Purchaser or such Affiliate, to purchase all but not less than all of the
Offered Stock. If the Company does not elect, by notice in writing given to Purchaser or such Affiliate within the Offer Period, to purchase all (but not less than all) of the Offered Stock, then Purchaser or such Affiliate shall be free to dispose of all of the Offered Stock, if on the open market, within 180 days of the end of the Offer Period, or, if a private transaction is proposed, within 90 days of the end of the Offer Period to the original proposed transferee at a price not lower than the Offered Price and upon the terms stipulated in the Transfer Notice in all material respects. If such Offered Stock is not so disposed of by Purchaser or such Affiliate within such 180 or 90 day period, Purchaser or such Affiliate shall continue to hold the Voting Securities subject to all of the terms and conditions of this Agreement and may not sell any Voting Securities without again complying with all of the provisions hereof.

         2.5 Approvals and Consents; Cooperation.

                  (a) The Company and Purchaser shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the sale of the Shares, the Additional Shares and the Option Shares (the "Sale") and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity (as defined in Section 3.6) in order to consummate the Sale or any of the other transactions contemplated by this Agreement.

                  (b) In particular, the Company and Purchaser each agree to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, such things as may be necessary under federal or state securities laws or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") applicable to or necessary for, and will file as soon as reasonably practicable and, if appropriate, use commercially reasonable efforts to have declared effective or approved, all documents and notifications with the Securities and Exchange Commission (the "SEC") and other governmental or regulatory bodies that they deem necessary or appropriate for, the consummation of the Sale or any of the other transactions contemplated hereby and each party shall give the other information reasonably requested by such other party pertaining to it and its Subsidiaries to enable such other party to take such actions.

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         2.6 SEC Filings; De-registration. The Company shall use its best efforts to make all required filings under the Exchange Act in a timely manner. The Company shall use its best efforts to prevent its Common Stock from being de-registered from the Nasdaq National Market or de-registered under the Exchange Act.

         2.7 Publicity. Any press release relating to the Sale and this Agreement shall be made in accordance with Section 11.3 of the Copromotion Agreement.

         2.8 Expenses. Whether or not the Sale is consummated, all costs and expenses incurred in connection with this Agreement, the Sale and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

         2.9 Antitakeover Statutes. If any Antitakeover Statute (as defined in
Section 3.10) is or may become applicable to the Sale or the other transactions contemplated by this Agreement, each of Purchaser and the Company and their board of directors shall grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                                   Article 3

                  Representations and Warranties of the Company

         The Company represents and warrants to Purchaser as of the date hereof as follows:

         3.1 Authorization of Agreements, etc. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, the issuance, sale and delivery of the Shares and the issuance and delivery of the Additional Shares and the Option Shares have been duly authorized by all requisite corporate action and will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company's Articles of Incorporation, as amended, or Bylaws; (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any material contract or agreement to which the Company is a party or by which it is bound; or (d) any statute, rule or governmental regulation applicable to the Company, except where such violation, conflict, or default would not have a Company Material Adverse Effect (as defined in Section 3.5).

         3.2 Valid Issuance of Common Stock. The Shares, the Additional Shares and the Option Shares have been duly authorized and, when issued,

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sold and delivered in accordance with this Agreement for the consideration expressed herein will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for restrictions on transfer under this Agreement and under applicable Federal and state securities laws.

         3.3 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable Federal or state securities laws.

         3.4 Capitalization. As of May 1, 2000, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $.01 per share, of which 18,401,814 shares of Common Stock are outstanding, no shares of preferred stock are outstanding, and warrants, options or convertible securities relating to the issuance by the Company of up to 16,183,300 shares of its Company's Common Stock are outstanding, not including up to an aggregate of 8,000,000 options or shares of common stock issuable under either the 1996 Kos Pharmaceuticals, Inc. Stock Option Plan and the 1999 Kos Pharmaceuticals, Inc. Employee Stock Purchase Plan. All of the issued and outstanding shares of the Company's Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable.

         3.5 Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing (where such concept is recognized) under the laws of its respective jurisdiction of organization. Each of the Company and each of its Subsidiaries has all requisite corporate or limited liability company power and authority to own and operate its respective properties and assets and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction (where such concept is recognized) where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below) or impair the ability of the Company, Purchaser or any of their respective Subsidiaries, following consummation of the Sale, to conduct any

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material business or operations in any jurisdiction where they are now being conducted. All of the outstanding equity interests in each such Subsidiary have been validly issued and are fully paid and non-assessable and owned by the Company free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever. The Company has made available to Purchaser a complete and correct copy of the Company's Articles of Incorporation and Bylaws (or similar documents), each as amended to date. The Company's Articles of Incorporation and Bylaws so made available are in full force and effect.

         As used in this Agreement, (a) "Subsidiary" means, with respect to the Company or Purchaser, as the case may be, any entity, whether incorporated or unincorporated, of which at least fifty percent (50%) of the securities or ownership interests having by their terms ordinary voting power to elect fifty percent (50%) of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, and (b) "Company Material Adverse Effect" means any change in or effect on the business of the Company and its Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, operations or assets (including intangible assets), liabilities (contingent or otherwise), prospects, condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

         3.6 Governmental Filings. Other than any filings and/or notices required pursuant to the HSR Act, federal securities laws and state securities or "blue sky" laws, no notices or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Sale and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

         3.7 Company Reports; Financial Statements. The Company and, to the extent applicable, each of its then or current Subsidiaries has made all filings required to be made by it with the SEC since December 16, 1996 (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied in all material respects with the requirements of applicable statutes and regulations and did not, and any Company Reports filed with the SEC prior to the Sale will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or

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necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) presents fairly, or will present fairly, the financial position of the Company and its Subsidiaries as of its date and each of the statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) presents fairly, or will present fairly, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (except as otherwise noted therein and subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in the case of unaudited financial statements, as permitted by SEC Form 10-Q, and except as may be noted therein. The Company has not, on or prior to the date hereof, filed any other definitive reports or statements with the SEC since March 23, 2000.

         3.8 Litigation and Liabilities. Except for matters which are disclosed in the Company Reports or those matters which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, there are no (i) civil, criminal, administrative or regulatory actions, suits, claims, hearings, investigations or proceedings pending or, to the actual knowledge of the Company's officers and directors, threatened against the Company or any of its Subsidiaries or (ii) material obligations or liabilities of the Company, whether or not accrued, contingent or otherwise and whether or not required to be disclosed in the Company Reports.

         3.9 Compliance. Other than those matters which are disclosed in the Company Reports, the Company is not in material default or violation of, (a) its Articles of Incorporation or Bylaws, (b) any law, ordinance, rule, regulation, order, judgment, decree, arbitration award, license or permit of any Governmental Entity (collectively, "Laws") applicable to the Company or by which its properties are bound, or (c) any material contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound or affected, except for any such material defaults or violations that, individually or in the aggregate, will not have a Company Material Adverse Effect, or prevent or materially delay the transactions contemplated by this Agreement. No material change is required in the Company's processes, properties or procedures in order to comply in all material respects with any Laws, and the Company has not received any notice of any material noncompliance with any such Laws that has not been cured.

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         3.10 Antitakeover Statutes. The board of directors of the Company has taken all necessary action to approve the transactions contemplated by this Agreement such that the restrictions under Section 607.0901 of the Florida Business Corporation Act shall not apply to such transactions. No "fair price," "moratorium," "control share acquisition" or other antitakeover statute or regulation (each, an "Antitakeover Statute") is applicable to the Sale, this Agreement or the other transactions contemplated hereby.

         3.11 Intellectual Property. The representations and warranties as set forth in Section 14.1 of the Copromotion Agreement are correct and true as of the Closing Date and will be correct and true as of the Additional Closing Date and the Option Closing Date.

         3.12 Brokers and Finders. Neither the Company nor any of its Subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Sale or the other transactions contemplated by this Agreement.

         3.13 Certain Agreements. Neither the Company nor its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, is reasonably likely to constitute a default under the provisions of, any material contract of the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries has received notice that any party to any such contract intends to cancel, terminate or otherwise modify the terms of such contract, except in each case, as is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         3.14 No Required Vote of Company Stockholders. There is no vote of the shareholders of the Company required to adopt this Agreement or to approve the Sale or the transactions contemplated hereby.

         3.15 Licenses and Permits. The Company and each Subsidiary has obtained all material licenses, registrations, permits, approvals and other governmental authorizations required to conduct its business as described in the Company Reports. Such licenses are in full force and effect and neither the Company nor any Subsidiary has received notice of proceedings relating to the revocation or modification of any such license, permit, approval and other governmental authorization.

                                   Article 4

                   Representations and Warranties of Purchaser

         Purchaser represents and warrants to the Company as of the date hereof as follows:

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         4.1 Authorization. The execution and delivery by Purchaser of this
Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by all requisite partnership action.

         4.2 Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;

                  (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

                  (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable Federal or state securities laws.

         4.3 Investment Representations.

                  (a) Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and was not organized for the specific purpose of acquiring the Shares, the Additional Shares or the Option Shares;

                  (b) Purchaser has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

                  (c) it is the present intention that the Shares, the Additional Shares and the Option Shares being purchased by Purchaser are being acquired for Purchaser's own account for the purpose of investment and not with a present view to or for sale in connection with any distribution thereof;

                  (d) Purchaser understands that:

                           (i) the Shares, the Additional Shares and the Option
Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act;

                           (ii) the Shares, the Additional Shares and the Option
Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

                           (iii) the Shares, the Additional Shares and the
Option Shares will bear a legend to such effect; and

                           (iv) the Company will make a notation on its transfer
books to such effect; and

                  (e) the Company has made available to Purchaser all documents and information that the undersigned has requested relating to an investment in the Company.

         4.4 Intellectual Property. The representations and warranties as set forth in Section 14.2 of the Copromotion Agreement are correct and true as of the Closing Date and will be correct and true as of the Additional Closing Date and the Option Closing Date.

         4.5 Brokers and Finders. Neither the Purchaser nor any of its Subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Sale or the other transactions contemplated by this Agreement.

                                   Article 5

                                   Conditions

         5.1 Conditions to Each Party's Obligations for the Sale. The respective obligations of each party to effect the Sale as it pertains to both the Shares, the Additional Shares and the Option Shares are subject to the satisfaction or waiver at or prior to each of the Closing, the Additional Closing and the Option Closing of each of the following conditions:

                  (a) No Injunctions or Restraints. (i) No court or Governmental Entity of competent jurisdiction shall have enacted, issued, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Sale (collectively, an "Order"); provided however, that prior to invoking this provision, each party shall use its commercially reasonable best efforts to have any such Order lifted or withdrawn, and (ii) no Governmental Entity shall have instituted any proceeding seeking any such Order;

                  (b) Opinion of Counsel. Purchaser shall have received the opinion of Holland & Knight LLP in substantially the form attached hereto as
Exhibit 5.1(b) at or prior to the Closing and another opinion in substantially the same form at or prior to each of the Additional Closing and the Option Closing;

                  (c) Officer's Certificates. The representations and warranties of the Company contained in Article 3 shall be true and correct in all material respects on and with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, the Additional Closing Date and the Option Closing Date. The representations and warranties of the Purchaser contained in Article 4 shall be true and correct in all material respects on and with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, the Additional Closing Date and the Option Closing Date. All the terms, covenants and conditions of this Agreement and the other agreements contemplated herein to be complied with and performed by the Company and the Purchaser prior to the Closing, the Additional Closing or the Option Closing shall have been duly complied with and performed in all material respects. The Company shall have delivered to Purchaser a certificate to such effect at or prior to the Closing, dated the Closing Date, the Additional Closing, dated the Additional Closing Date, and the Option Closing, dated the Option Closing Date, signed by its President;

                  (d) Copromotion Agreement. The Copromotion Agreement shall not have expired or been terminated and neither party shall be in default thereunder;

                  (e) Registration Rights Agreement. The Company and Purchaser shall have entered into the Registration Rights Agreement and such agreement shall not have expired or been terminated prior to the Additional Closing or the Option Closing and neither party shall be in default thereunder; and

                  (f) Regulatory Consents. Any waiting period under the HSR Act shall have expired or terminated.

         5.2 Conditions to Each Party's Obligations for the Sale of the Additional Shares and the Option Shares. In addition to those conditions set forth in Section 5.1, the respective obligations of each party to effect the Sale as it pertains to the Additional Shares and the Option Shares is subject to the satisfaction or waiver at or prior to the Additional Closing or the Option Closing of each of the following conditions:

                  (a) Additional Closing Event. The Additional Closing Event, as set forth in Section 1.2(a), shall have occurred.

                                   Article 6

                                 Miscellaneous

         6.1 Termination. This Agreement shall terminate upon the expiration or earlier termination of the Copromotion Agreement; provided however, that

Section 2.1 shall survive for one year following the termination of the Copromotion Agreement for any reason other than the expiration of the Term, and provided further that Section 2.4 shall survive for one year following the termination of the Copromotion Agreement for any reason.

         6.2 Brokerage. Each party hereto will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         6.3 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         6.4 Notices. All notices, requests, consents, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of services via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or overnight mail via a nationally recognized courier providing a receipt for delivery and properly addressed as follows:

If to the Company:                  Kos Pharmaceuticals, Inc.
                                    1001 Brickell Bay Drive
                                    25th Floor
                                    Miami, FL  33131
                                    Fax (305) 577-4596
                                    Attention: President

with a copy to:                     Holland & Knight LLP
                                    701 Brickell Avenue
                                    Suite 3000
                                    Miami, FL 33131
                                    Fax (305) 789-7799
                                    Attention: Steven Sonberg, Esq.

If to Purchaser:                    DuPont Pharmaceuticals Company
                                    Chestnut Run Plaza
                                    974 Centre Road
                                    Wilmington, DE  19807
                                    Fax (302) 992-2402
                                    Attention: Stephen Potter, Senior Vice
                                               President of Portfolio and
                                               Business Development

with a copy to:                     DuPont Pharmaceuticals Company
                                    Chestnut Run Plaza
                                    974 Centre Road
                                    Wilmington, DE  19807
                                    Fax (302) 892-8899
                                    Attention: Robert E. Pelzer, Esq.,
                                               General Counsel

with a copy to:                     Ballard Spahr Andrews & Ingersoll, LLP
                                    1735 Market Street, 51st Floor
                                    Philadelphia, PA 19103-7599
                                    Fax (215) 864-8999
                                    Attention:  Justin P. Klein, Esq.

Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

         6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida for all purposes and in all respects, without regard to the conflict of law provisions of such state.

         6.6 Dispute Resolution. Disputes arising under this Agreement shall be resolved in accordance with Article 18 of the Copromotion Agreement.

         6.7 Entire Agreement. This Agreement, the Registration Rights Agreement and the Copromotion Agreement, including the attachments thereto, constitute the sole and entire agreement of the parties with respect to the subject matter hereof.

         6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.9 Amendments and Waivers. This Agreement may be amended or modified, and provisions hereof may be waived, only with the written consent of the Company and Purchaser.

         6.10 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         6.11 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         NOW THEREFORE, the Company and Purchaser have executed this Stock Purchase Agreement as of the date first above written.

KOS PHARMACEUTICALS, INC.

By:_________________________________
Name:
Title:


DUPONT PHARMACEUTICALS COMPANY

By:_________________________________
Name:
Title: